Exhibit 24

UNION PACIFIC CORPORATION

POWERS OF ATTORNEY

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the “Company”), do hereby appoint each of Lance M. Fritz, Rhonda S. Ferguson and John A. Menicucci, Jr., each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with power to act without the other, with full power of substitution, to execute, deliver and file, for and on my behalf, and in my name and in my capacity as a Director, a Registration Statement on Form S-4 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, and all other amendments (including post-effective amendments) to such Registration Statement (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), with respect to the issuance of certain debt obligations as described in the Registration Statement, hereby granting to such attorneys and agents and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys and agents may deem necessary or advisable to carry out fully the intent of the foregoing as I might or could do personally or in my capacity as Director, hereby ratifying and confirming all acts and things which such attorney or attorneys and agents or their substitutes may do or cause to be done by virtue of this Power of Attorney

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 6, 2020.

/s/ Michael R. McCarthy Michael R. McCarthy	/s/ Andrew H. Card, Jr. Andrew H. Card, Jr.

/s/ Thomas F. McLarty III Thomas F. McLarty III	/s/ Erroll B. Davis, Jr. Erroll B. Davis, Jr.

/s/ Bhavesh V. Patel Bhavesh V. Patel	/s/ William J. DeLaney William J. DeLaney

/s/ Jose H. Villarreal Jose H. Villarreal	/s/ David B. Dillon David B. Dillon

/s/ Christopher J. Williams Christopher J. Williams	/s/ Deborah C. Hopkins Deborah C. Hopkins

/s/ Jane H. Lute Jane H. Lute